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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE
 [LOGO]
ORATEC(R)


SMITH & NEPHEW REACHES AGREEMENT TO ACQUIRE ORATEC

Company Provides New Technology Platform for the Endoscopic Marketplace

 .    Smith & Nephew to commence offer for ORATEC at $12.50 per share.
 .    Establishes Smith & Nephew as a leader in radio frequency technology for minimally invasive surgery.
 .    Substantial leverage through Smith & Nephew's global sales and marketing capability.
 .    Significant integration savings.
 .    Earnings enhancing (pre goodwill) in first full year following acquisition.

MENLO PARK, CA, February 14, 2002 - ORATEC Interventions, Inc. (Nasdaq: OTEC), a medical device innovator in the use of thermal energy to treat joint and spine disorders, and Smith & Nephew plc (London Stock Exchange: SN. NYSE: SNN), the global advanced medical devices group, today announce they have reached a definitive agreement for Smith & Nephew to acquire ORATEC. On completion of the acquisition, ORATEC will become part of Smith & Nephew's Endoscopy Division, headquartered in Andover, Mass.

Under the terms of the agreement, the Board of Directors of ORATEC has unanimously approved a cash tender offer by Smith & Nephew to acquire all outstanding shares of ORATEC at $12.50 per share. The cost to Smith & Nephew of acquiring the equity of ORATEC is $310m. The net cost after deducting ORATEC's cash and short term investments, which were $52m as of December 31, 2001, is expected to be $258m. Smith & Nephew intends to fund the acquisition from available bank facilities.

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ORATEC

ORATEC is a leading technology innovator in the development and marketing of radio frequency (RF) devices that use controlled thermal energy to treat joint and spine disorders through the cutting, removal and ablation or modification of damaged or stretched soft tissue. It has a strong presence in RF-based arthroscopic procedures and has a market-leading position in the emerging and fast-growing minimally invasive spinal segment.

ORATEC markets two minimally invasive systems: the Vulcan(TM) ElectroThermal Arthroscopy System to treat joint disorders; and the SpineCATH(TM) IntraDiscal ElectroThermal Therapy (IDET(TM)) System to treat chronic low back pain associated with contained herniated discs.

The Vulcan ElectroThermal system had sales of $27m in 2001 and incorporates proprietary technology for use in arthroscopy. The system provides a minimally invasive outpatient treatment option for patients who suffer from joint disorders caused by loose or stretched ligaments.

The IDET procedure, with sales of $21m in 2001, is performed on an outpatient basis and uses controlled heat to modify tissue in the disc wall. Sales of ORATEC's spine products have slowed as a result of challenges in the payor reimbursement environment. It is expected that IDET sales will recover and grow following the publication of results of two-year follow up clinical studies in peer-reviewed publications.

ORATEC has a strong intellectual property and technology base and Smith & Nephew believes that its technology also has potential for wider application in other endoscopic procedures. In addition, it has extensive research and development capabilities in RF, providing it with a substantial flow of new products.

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In the year ended December 31, 2001, ORATEC had sales of $48m and pre tax profits of $0.8m. Net assets amounted to $73m, of which $52m was cash and short term investments.

Benefits of the acquisition

The acquisition will enhance the leading position of Smith & Nephew's Endoscopy Division in arthroscopy and immediately establish the business as a leader in the arthroscopic RF market. By expanding customer access through the global sales and marketing capabilities of Smith & Nephew's Endoscopy Division, Smith & Nephew believes that the sales of ORATEC's market-leading products can be substantially enhanced.

ORATEC also represents an important step in Smith & Nephew's longer-term objective to build a strong position in the wider endoscopy market, including the emerging minimally-invasive technologies in the spine market. ORATEC has an established and direct spinal sales force, and strong technology to help access this fast-growing sector of the overall $1.8bn spine market.

Integration benefits of $11m will mean that the acquisition is expected to be earnings enhancing before goodwill amortization in its first full year. In addition, Smith & Nephew's global distribution capabilities are expected to drive future sales and profits growth from ORATEC's technologies. Costs of integration are expected to amount to $12m. Goodwill amortization is expected to amount to $12m per annum.

Chris O'Donnell, Chief Executive of Smith & Nephew said: "The acquisition of ORATEC brings advanced radio frequency technologies to our endoscopy business that will help sustain its strong growth momentum. It builds upon our position as the market leader in arthroscopy and offers a valuable opportunity to enter the newly-emerging and fast-growing minimally invasive spine segment.

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We see substantial opportunities to leverage Smith & Nephew's global sales and marketing infrastructure to advance the sales of ORATEC's products."

"The acquisition of ORATEC will provide us with a world-class radio frequency technology capability," said Ron Sparks, president, Smith & Nephew Endoscopy. "It provides us with benefits that will strengthen our position in the endoscopic marketplace through a broader offering of highly innovative technologies, techniques and products for a variety of endoscopic specialties."

"Smith & Nephew is a company that has set a high standard for innovation in the healthcare industry," said Kenneth W. Anstey, president and CEO of ORATEC. "With this agreement, Smith & Nephew is recognizing the innovation and value that ORATEC represents to the marketplace and our shareholders."

Smith & Nephew, through a US subsidiary, will commence a tender offer for all of ORATEC's common stock no later than February 25, 2002 that is expected to close in late March or April 2002. The purchase of shares pursuant to the tender offer will be followed by a merger in which each share of ORATEC common stock outstanding not tendered in the offer will be converted into the right to receive $12.50 in cash. The tender offer will be subject to customary conditions, including Smith & Nephew receiving tendered shares that represent at least a majority of ORATEC's outstanding shares on a fully diluted basis.

Shareholders (including ORATEC directors) owning approximately 13% of ORATEC's outstanding shares of common stock have entered into agreements to tender their shares pursuant to this offer.

U.S. Bancorp Piper Jaffray acted as financial advisors to Smith & Nephew, and JPMorgan acted as financial advisors to ORATEC.

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Enquiries

Chris O'Donnell, Chief Executive                   Tel: +44 (0) 20 7960 2254
Smith & Nephew plc

Peter Hooley, Finance Director                     Tel: +44 (0) 20 7960 2254
Smith & Nephew plc

Nancy V. Westcott, Chief Financial Officer         Tel:  (650) 369 9904
and VP Administration
ORATEC Interventions, Inc.

Brian Rafferty                                     Tel: +1 212 889 4350
Taylor Rafferty Associates

David Yates                                        Tel: +44 (0) 20 7831 3113
Financial Dynamics






A Smith & Nephew teleconference will be held on Thursday, February 14 at 9 am GMT for the benefit of analysts and investors. They should call +44 (0) 20 7960 2254 for conference call details.


A live webcast of the teleconference can be accessed on www.smith-nephew.com or on

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It will also be archived for later access via the Smith & Nephew website.

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Note to Editors

About ORATEC

ORATEC Interventions, Inc., (www.oratec.com), based in Menlo Park, Calif.,
                             --------------
develops and markets innovative medical devices that use controlled thermal energy to treat spine and joint disorders. The company currently markets two minimally invasive systems, the SpineCATH IDET system to treat chronic low back pain associated with contained herniated discs and the ElectroThermal Arthroscopy System to treat joint disorders. Its proprietary systems use heat to modify, cut or remove damaged or stretched soft tissue. The company markets its products to orthopedic surgeons, neurosurgeons and pain management specialists. More than 3,000 physicians have performed over 400,000 procedures using ORATEC's technologies.


About Smith & Nephew and Smith & Nephew Endoscopy


Smith & Nephew plc, (London Stock Exchange: SN), (NYSE: SNN), is a global advanced medical devices company with a highly successful track record in developing, manufacturing and marketing a wide variety of innovative and technologically advanced tissue repair products. These products are primarily in the areas of bone, joints, skin and other soft tissue. Smith & Nephew has extensive marketing and distribution capabilities, with established sales in more than 90 countries. For further information, visit Smith & Nephew's website at www.smith-nephew.com.
   --------------------

Smith & Nephew Endoscopy (www.endoscopy1.com) is one of its major businesses, and is a world leader in the development and commercialization of endoscopic techniques. Within endoscopy, Smith & Nephew is the recognized world leader in arthroscopy (endoscopic procedures performed on articulating joints).

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This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of ORATEC. At the time a subsidiary of Smith & Nephew commences its offer, it will file a Tender Offer Statement with the Securities and Exchange Commission and ORATEC will file a Solicitation/Recommendation Statement with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The offer to purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of ORATEC, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed with the Commission) and the Solicitation/Recommendation Statement will also be available for free at the Commission's Web site at www.sec.gov.
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The statements in this release concerning Smith & Nephew's sales and profit growth are forward-looking statements that involve certain risks and uncertainties, including risks associated with new product development and commercialization, clinical trials, intellectual property, regulatory approvals, integration risks, competitive offerings, the company's overall business strategy and other factors. These forward-looking statements are based on assumptions that Smith & Nephew believes to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.

The statement in this press release related to ORATEC's future sales are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the need to

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establish reimbursement from payors, the need for physicians to support the use of ORATEC's products and the lack of sufficient long term outcomes data. Further information regarding these and other risks is included in ORATEC's SEC filings.